UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 05, 2025

CG Oncology, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41925	37-1611499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Spectrum Center Drive Suite 2040
Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 409-3700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CGON	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 5, 2025, CG Oncology, Inc. (the “Company”) issued a press release entitled “CG Oncology Continues to Demonstrate Best-in-Disease Durability and Tolerability in BOND-003 Cohort C; Additional 12 Patients in Complete Response at 24 Months”. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On September 5, 2025, the Company posted an updated corporate presentation on the Company’s website. Investors may access the presentation by visiting the “Investor Relations” section of the Company’s website at www.cgoncology.com. The Company plans to use its website to disseminate future updates to its corporate presentation and does not intend to file or furnish a Form 8-K alerting investors each time the presentation is updated.

The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing.

By furnishing the information in this Item 7.01, the Company makes no admission as to the materiality of Item 7.01 in this report or the presentation available on the Company’s website. The information contained in the corporate presentation is summary information that is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Item 7.01, although it may do so from time to time as its management believes is appropriate or as required by applicable law. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases, by updating its website or through other public disclosure.

Item 8.01 Other Events.

On September 5, 2025, the Company reported updated data from Cohort C of the BOND-003 Phase 3 clinical trial evaluating the efficacy and safety of cretostimogene as monotherapy in patients with high-risk BCG-unresponsive non-muscle invasive bladder cancer (NMIBC). These updated data showed 12 additional patients with NMIBC were in complete response (CR) at 24 months. The 24-month complete response landmark rate of 41.8% (CR rate observed in 46 out of 110 patients) for cretostimogene monotherapy reaffirms the best-in-disease durability that the Company announced at the American Urological Association Annual Meeting in April 2025. The study reported 75.5% CR at any time and 41.8% at 24 months with 46 confirmed CRs as of the cutoff date of June 23, 2025. The estimated 12- and 24-month duration of response (DOR) rates are 64.1% and 58.3%, respectively. Median DOR is 28 months and is ongoing. Notably, 96.6% of patients were free from progression to muscle invasive disease at 24 months. Cretostimogene has been generally well-tolerated in the trial as of the cutoff date of June 23, 2025. There were no Grade 3 or greater treatment-related adverse events (TRAEs) or deaths reported. Patients who experienced TRAEs of any grade had a median resolution time of one day. No treatment-related discontinuation of cretostimogene was observed, and 97.3% of patients completed all expected treatments, demonstrating favorable patient adherence and compliance. The most common TRAEs (≥10%) were bladder spasm, pollakiuria, micturition urgency, dysuria, and hematuria.

Forward Looking Statements

The Company cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: the potential therapeutic benefits of cretostimogene for high-risk and intermediate-risk NMIBC patients and its potential to have best-in-disease durability and tolerability and to meaningfully improve patient outcomes, and the importance of the data as they relate to addressing bladder cancer. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in our business, including, without limitation: additional patient data related to cretostimogene that continues to become available may be inconsistent with the data produced as of the data cutoff, and further analysis of existing data and analysis of new data may lead to conclusions different from those established as of the date hereof; results from earlier clinical trials and preclinical studies not necessarily being predictive of future results; unexpected adverse side effects or inadequate efficacy of cretostimogene that may limit its development, regulatory approval, and/or commercialization; potential delays in the commencement, enrollment and completion of clinical trials; competitive developments with respect to current and other investigational NMIBC treatments may adversely affect the commercial opportunity of cretostimogene; and other risks described in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our annual report on Form 10-K, as supplemented in Part II, Item 1A, “Risk Factors” of our quarterly report on Form 10-Q for the quarter ended June 30, 2025, and other filings that we make with the SEC from time to time (which are available at http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated September 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CG Oncology, Inc.

Date: September 5, 2025	By: /s/ Josh Patterson
Name: Josh Patterson
Title: General Counsel and Chief Compliance Officer